UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 17, 2025

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5701 N. Pima Road Scottsdale, Arizona	85250
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.	Material Impairments

On March 17, 2025, as part of the restructuring plan and cost reduction initiatives previously announced on February 24, 2025, management of ON Semiconductor Corporation (the “Company” or “we” and, together with its subsidiaries, “onsemi”) approved the recognition of pre-tax non-cash impairment charges of between $600 million and $700 million. These impairment charges are for long-lived assets relating to investments in manufacturing equipment at certain onsemi manufacturing facilities pursuant to held-for-sale accounting guidance. The Company is taking this action based on an evaluation of its current manufacturing technologies and capabilities to realign internal manufacturing capacity and capabilities with its anticipated long-term needs. Management estimates that these charges will reduce the Company’s depreciation expense by between $30 million and $35 million in 2025. The Company does not expect that these charges, most of which will be incurred in the first two quarters of 2025, will result in material future cash expenditures.

The non-cash impairment charges were determined as the difference between the carrying values of these long-lived assets and their estimated fair values, less anticipated costs to sell such assets. The actual timing of disposition, fair values, disposal costs, the related impairment charges and impact on depreciation expense associated with these actions may differ from our current expectations due to the inherent nature of the estimates and such differences may be material.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements, other than statements of historical facts, included in this document could be deemed forward-looking statements. Forward-looking statements are often characterized by words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. These forward-looking statements relate to a variety of matters including, without limitation, statements regarding pre-tax non-cash impairment charges and related estimates and projections. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025 and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: March 18, 2025	By:	/s/ Thad Trent
Thad Trent Executive Vice President and Chief Financial Officer